UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2003

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26281	06-1364380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina 27606

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 17, 2003, Red Hat, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Wild Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”) and Sistina Software, Inc., a Delaware corporation (“Sistina”), providing for the merger of the Merger Sub with and into Sistina with Sistina as the surviving entity. The transaction closed on December 23, 2003. At the effective time of the transaction,

•	each share of Sistina issued and outstanding immediately prior to transaction was canceled and converted into the right to receive shares of Red Hat common stock pursuant to an exchange ratio provided by the Agreement;

•	each outstanding option to purchase shares of Sistina capital stock was assumed by Red Hat and converted into an option to purchase shares of Red Hat common stock; and

•	each outstanding warrant to purchase shares of Sistina capital stock was assumed by Red Hat and converted into a warrant to purchase shares of Red Hat common stock.

Pursuant to the Agreement, Red Hat acquired Sistina for consideration at closing valued at $31.0 million and comprised of 1,979,874 shares of Red Hat common stock, the assumption of Sistina’s outstanding options and warrants and a nominal amount of cash to avoid the issuance of fractional shares. In addition, the transaction includes $12.0 million of contingent consideration based on an earnout carved into three tranches. The earnout is based on the achievement of certain bookings targets for the technologies and services previously sold by Sistina over the period beginning on December 23, 2003 and ending March 31, 2005. Shares issued under the earnout will be determined based on the average closing price of the Company’s common stock during the 10 trading days prior to issuance of each tranche of such earnout shares.

For United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement be adopted by the Parties as a plan of reorganization.

The terms of the transaction are more fully described in the Stock Purchase Agreement filed as Exhibit 2.1 to this report and incorporated herein by this reference.

The terms of the Merger Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Merger Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with Sistina.

Sistina is a storage infrastructure software company. The Company currently intends to continue to use the tangible assets of Sistina constituting equipment or other physical property substantially in the same manner in which they were used by Sistina immediately prior to the merger.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The following historical financial statements of Sistina, together with the report thereon signed by PricewaterhouseCoopers LLP, are filed as Exhibit 99.1 to this report:

1. Balance Sheet at December 31, 2002 and 2001 and September 30, 2003 (unaudited);

2. Statement of Operations for the years ended December 31, 2002 and 2001 and for the Nine Months Ended September 30, 2003 and 2002 (unaudited) and Cumulative for the Period from August 1, 1997 (Date of Inception) to December 31, 2002.

3. Statements of Changes in Stockholders’ Deficit from August 1, 1997 (Date of Inception) to December 31, 2002 and the unaudited period from January 1, 2003 to September 30, 2003.

4. Statement of Cash Flows for the years ended December 31, 2002 and 2001 and for the Nine Months Ended September 30, 2003 and 2002 (unaudited) and Cumulative for the Period from August 1, 1997 (Date of Inception) to December 31, 2002.

5. Notes to Financial Statements

(b) Pro Forma Financial Information

The Unaudited Pro Forma Combined Consolidated Balance Sheet as of November 30, 2003, and the Unaudited Pro Forma Combined Consolidated Statements of Operations for the fiscal year ended February 28, 2003 and the nine months ended November 30, 2003 are filed as Exhibit 99.2 to this report.

(c) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 17, 2003, by and among Red Hat, Wild Acquisition Corp., and Sistina Software, Inc.

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Sistina Historical Financial Statements

99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2004	RED HAT, INC.

	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson Chief Financial Officer